WARNER BROS. DISCOVERY

Warner Bros. Discovery Reports First-Quarter 2025 Results

$ in millions	Three Months Ended March 31,			
	2025	2024	% Change	
			Reported	Ex-FX(*)
Distribution	$ 4,886	$ 4,985	(2)%	(1)%
Advertising	1,980	2,148	(8)%	(8)%
Content	1,866	2,558	(27)%	(25)%
Other	247	267	(7)%	(6)%
Total revenues	$ 8,979	$ 9,958	(10)%	(9)%
Net income (loss) available to Warner Bros. Discovery, Inc.	(453)	(966)	(53)%	NM
Adjusted EBITDA(*)	2,105	2,102	— %	4 %
Cash provided by operating activities	553	585	(5)%	
Free cash flow(*)	302	390	(23)%	

NM - Not Meaningful
(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details.

Q1 2025 Highlights

- Total revenues were $9.0 billion, a 9% ex-FX(1)(*) decrease compared to the prior year quarter.
  - Distribution revenues decreased 1% ex-FX, as growth in global streaming subscribers was more than offset by continued domestic linear pay TV subscriber declines.
  - Advertising revenues decreased 8% ex-FX, as ad-lite subscriber growth was more than offset by domestic linear audience declines.
  - Content revenues decreased 25% ex-FX, primarily driven by lower box office and home entertainment revenues due to the stronger performance of the 1Q24 theatrical releases and carryover from the 4Q23 releases, as well as no Games releases in the current year quarter.
- Net income available to Warner Bros. Discovery, Inc. was $(0.5) billion, which includes $1.6 billion of pre-tax acquisition-related amortization of intangibles, content fair value step-up, and restructuring expenses.
- Total Adjusted EBITDA(2)(*) was $2.1 billion, a 4% ex-FX increase compared to the prior year quarter, primarily due to growth in the Streaming and Studios segments.
- Cash provided by operating activities was $0.6 billion. Free cash flow(3)(*) was $0.3 billion.
- The Company repaid $2.2 billion of debt during Q1, ending the quarter with $4.0 billion of cash on hand, $38.0 billion of gross debt(4)(*), and 3.8x net leverage(5)(*)
- The Company redeemed $1.5 billion of notes due 2026 with a 364-day term loan due 2026, which we expect will result in net cash interest savings.
- The Company ended the quarter with 122.3 million streaming subscribers(6), an increase of 5.3 million subscribers vs. Q4.

Q1 2025 Earnings Press Release | May 8, 2025 1

WARNER BROS. DISCOVERY

Summary Segment Financial Information

Revenues

$ in millions	Three Months Ended March 31, 2025	2024	% Change Reported	Ex-FX(*)
Streaming	$ 2,656	$ 2,460	8 %	9 %
Studios	2,314	2,821	(18)%	(16)%
Streaming & Studios eliminations	(623)	(318)	NM	NM
Streaming & Studios(7)	4,347	4,963	(12)%	(11)%
Global Linear Networks	4,774	5,125	(7)%	(6)%
Corporate	—	1	NM	NM
Other inter-segment eliminations	(142)	(131)	NM	NM
Total revenues	$ 8,979	$ 9,958	(10)%	(9)%

(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details.

Adjusted EBITDA

$ in millions	Three Months Ended March 31, 2025	2024	% Change Reported	Ex-FX(*)
Streaming	$ 339	$ 86	NM	NM
Studios	259	184	41 %	63 %
Streaming & Studios eliminations	(58)	49	NM	NM
Streaming & Studios(7)	540	319	69 %	95 %
Global Linear Networks	1,793	2,119	(15)%	(14)%
Corporate	(233)	(346)	(33)%	(33)%
Other inter-segment eliminations	5	10	NM	NM
Total Adjusted EBITDA	$ 2,105	$ 2,102	— %	4 %

(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details.

Q1 2025 Earnings Press Release | May 8, 2025 2

WARNER BROS. DISCOVERY

Streaming Segment

$ in millions	2025	2024	% Change Reported	% Change Ex-FX(*)
Distribution	$ 2,329	$ 2,185	7 %	8 %
Advertising	237	175	35 %	35 %
Subscriber-related revenues(*)	2,566	2,360	9 %	10 %
Content	88	99	(11)%	(7)%
Other	2	1	NM	NM
Total revenues	2,656	2,460	8 %	9 %
Costs of revenues (excluding depreciation & amortization)	1,824	1,895	(4)%	(4)%
Selling, general and administrative	493	479	3 %	4 %
Adjusted EBITDA	$ 339	$ 86	NM	NM

Three Months Ended March 31,

In millions	Q1 2025	Q4 2024	Q1 2024
Domestic subscribers	57.6	57.1	52.7
International subscribers	64.6	59.8	46.9
Global streaming subscribers	122.3	116.9	99.6

ARPU in $	Q1 2025	Q4 2024	Q1 2024
Domestic ARPU	$ 11.15	$ 11.77	$ 11.72
International ARPU	$ 3.63	$ 3.74	$ 3.75
Global ARPU	$ 7.11	$ 7.44	$ 7.83

(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details.
Domestic includes the U.S. and Canada. Subscriber counts in the above table are rounded and minor differences in totals may exist.

Q1 2025 Highlights

- Global streaming subscribers[6] were 122.3 million, an increase of 5.3 million global subscribers vs. Q4.
- Streaming revenues increased 9% ex-FX to $2,656 million compared to the prior year quarter. Subscriber-related revenues[8][*] increased 10% ex-FX compared to the prior year quarter.
  - Distribution revenue increased 8% ex-FX, as a result of a 23% increase in subscribers following the continued global expansion of Max, as well as new domestic distribution deals, partially offset by lower global distribution ARPU due to a mix shift in the subscriber base across distribution channels, geography, and product type.
  - Advertising revenue increased 35% ex-FX, primarily driven by an increase in ad-lite subscribers.
  - Global streaming ARPU[9] decreased 9% ex-FX to $7.11, primarily attributable to growth in lower ARPU international markets and a 5% decrease in domestic streaming ARPU to $11.15, primarily driven by a broader wholesale distribution of Max Basic with Ads.
  - Content revenue decreased 7% ex-FX, as the launch of Max in new international markets, including Australia in the current year quarter, resulted in lower third-party licensing.
- Streaming operating expenses decreased 2% ex-FX to $2,317 million compared to the prior year quarter.
  - Costs of revenues decreased 4% ex-FX, primarily driven by the timing of programming releases, partially offset by higher international content costs to support Max launches.
  - SG&A increased 4% ex-FX, largely due to higher overhead costs, partially offset by timing of marketing costs.
- Streaming Adjusted EBITDA was $339 million, a $253 million increase compared to the prior year quarter.

Q1 2025 Earnings Press Release | May 8, 2025 3

WARNER BROS.
DISCOVERY

Studios Segment

$ in millions	Three Months Ended March 31, 2025	2024	% Change Reported	Ex-FX(*)
Distribution	$ 1	$ 5	(80)%	(80)%
Advertising	1	4	(75)%	(75)%
Content	2,139	2,623	(18)%	(17)%
Other	173	189	(8)%	(7)%
Total revenues	2,314	2,821	(18)%	(16)%
Costs of revenues (excluding depreciation & amortization)	1,413	2,019	(30)%	(29)%
Selling, general and administrative	642	618	4 %	5 %
Adjusted EBITDA	$ 259	$ 184	41 %	63 %

(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details.

Q1 2025 Highlights

- Studios revenues decreased 16% ex-FX to $2,314 million compared to the prior year quarter.
  - Content revenue decreased 17% ex-FX.
    - Theatrical revenue decreased 27% ex-FX, as a result of lower box office and home entertainment revenues, partially offset by higher intercompany content sales.The decrease in box office revenue was primarily due to the strong performance of *Dune: Part Two* and *Godzilla x Kong: The New Empire* as well as higher carryover from the fourth quarter 2023 theatrical releases in the prior year. The decrease in home entertainment revenue was primarily due to the robust performance of *Wonka* and *Aquaman and the Lost Kingdom* in the prior year.
    - Games revenue decreased 48% ex-FX, due to the prior year release of *Suicide Squad: Kill the Justice League* compared to no releases in the current year quarter, as well as higher carryover from *Hogwarts Legacy* and *Mortal Kombat 1* in the prior year.
    - TV revenue increased 4% ex-FX, primarily driven by higher intercompany content sales, partially offset by lower initial telecast revenue due to the timing of deliveries.
- Studios operating expenses decreased 21% ex-FX to $2,055 million compared to the prior year quarter.
  - Costs of revenues decreased 29% ex-FX.
    - Theatrical content expense decreased 41% ex-FX due to lower revenues, as well as lower payments to partners and participants.
    - Games content expense decreased 66% ex-FX, primarily driven by the prior year quarter impairment related to *Suicide Squad: Kill the Justice League* and lower games revenue in the current quarter.
    - TV content expense was relatively unchanged.
  - SG&A increased 5% ex-FX, driven by higher overhead costs, partially offset by lower Games marketing costs.
- Studios Adjusted EBITDA increased 63% ex-FX to $259 million compared to the prior year quarter.

Q1 2025 Earnings Press Release | May 8, 2025 4

WARNER BROS.
DISCOVERY

Global Linear Networks Segment

$ in millions	Three Months Ended March 31, 2025	2024	% Change Reported	% Change Ex-FX(*)
Distribution	$ 2,558	$ 2,797	(9)%	(8)%
Advertising	1,758	1,987	(12)%	(11)%
Content	380	264	44 %	44 %
Other	78	77	1 %	1 %
Total revenues	4,774	5,125	(7)%	(6)%
Costs of revenues (excluding depreciation & amortization)	2,327	2,372	(2)%	(2)%
Selling, general and administrative	654	634	3 %	3 %
Adjusted EBITDA	$ 1,793	$ 2,119	(15)%	(14)%

(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details.

Q1 2025 Highlights

- Global Linear Networks revenues decreased 6% ex-FX to $4,774 million compared to the prior year quarter.
  - Distribution revenue decreased 8% ex-FX, driven by a 9% decrease in domestic linear pay TV subscribers, partially offset by a 2% increase in domestic affiliate rates. Additionally, distribution revenues were negatively impacted by lower international affiliate rates and international subscriber declines.
  - Advertising revenue decreased 11% ex-FX, primarily driven by domestic networks audience declines of 27%, partially offset by continued better trends in sports and international markets relative to domestic trends.
  - Content revenue increased 44% ex-FX, primarily due to the timing of third-party content licensing deals.
- Global Linear Networks operating expenses decreased 1% ex-FX to $2,981 million compared to the prior year quarter.
  - Costs of revenues decreased 2% ex-FX, primarily driven by timing of content, production, and news-related spend.
  - SG&A increased 3% ex-FX, primarily driven by higher marketing costs.
- Global Linear Networks Adjusted EBITDA decreased 14% ex-FX to $1,793 million compared to the prior year quarter.

Q1 2025 Earnings Press Release | May 8, 2025 5

WARNER BROS. DISCOVERY

Corporate

$ in millions	Three Months Ended March 31,			
	2025	2024	% Change	
			Reported	Ex-FX(*)
Adjusted EBITDA	$ (233)	$ (346)	33 %	33 %

(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details.

- Corporate Adjusted EBITDA improved by $113 million, primarily driven by the release of previously recorded non-income tax reserves, lower facility costs due to office consolidations and closures, and lower securitization expense.

Inter-segment Eliminations

$ in millions	Three Months Ended March 31, 2025	2024
Total revenue eliminations	$ (765)	$ (449)
Total expense eliminations	(712)	(508)
Adjusted EBITDA	$ (53)	$ 59

Leverage and Liquidity

- Ended Q1 with $4.0 billion of cash on hand, $38.0 billion of gross debt(4)(*), and 3.8x net leverage(5)(*).
- The Company repaid $2.2 billion of debt during Q1.
- The Company refinanced its $1.5 billion of notes due 2026 with a 364-day term loan due 2026 during Q1, which we expect will result in net cash interest savings.
- As of March 31, 2025, the average maturity of the Company's outstanding debt was 13.9 years with an average cost of 4.7%.
- As of March 31, 2025, the Company’s $6.0 billion revolving credit facility was undrawn.

Free Cash Flow

$ in millions	Three Months Ended March 31, 2025	2024	% Change
Cash provided by operating activities	$ 553	$ 585	(5)%
Purchases of property and equipment	(251)	(195)	(29)%
Free cash flow(*)	$ 302	$ 390	(23)%

(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details.

- Q1 2025 cash provided by operating activities decreased to $553 million from $585 million in the prior year quarter. Free cash flow(3)(*) decreased to $302 million from $390 million primarily driven by higher net content investment and higher capex as a result of studio expansion, partially offset by favorable working capital and lower cash restructuring costs.
- As of March 31, 2025, the Company had $4,748 million drawn on its revolving receivables program, a $111 million increase vs. Q4.

Q1 2025 Earnings Press Release | May 8, 2025 6

Warner Bros. Discovery, Inc. Consolidated Statements of Operations Three Months Ended March 31, Unaudited; in millions, except per share amounts 2025 2024 Distribution $ 4,886 $ 4,985 Advertising 1,980 2,148 Content 1,866 2,558 Other 247 267 Total revenues 8,979 9,958 Costs of revenues, excluding depreciation and amortization 5,131 6,058 Selling, general and administrative 2,194 2,232 Depreciation and amortization 1,547 1,888 Restructuring and other charges 54 35 Impairments and loss on dispositions 90 12 Total costs and expenses 9,016 10,225 Operating loss (37) (267) Interest expense, net (468) (515) (Loss) gain on extinguishment of debt (4) 25 Loss from equity investees, net (7) (48) Other income (expense), net 82 (14) Loss before income taxes (434) (819) Income tax expense (15) (136) Net loss (449) (955) Net income attributable to noncontrolling interests (8) (7) Net loss (income) attributable to redeemable noncontrolling interests 4 (4) Net loss available to Warner Bros. Discovery, Inc. $ (453) $ (966) Net loss per share available to Warner Bros. Discovery, Inc. Series A common stockholders: Basic $ (0.18) $ (0.40) Diluted $ (0.18) $ (0.40) Weighted average shares outstanding: Basic 2,462 2,443 Diluted 2,462 2,443 Q1 2025 Earnings Press Release | May 8, 2025 7

Warner Bros. Discovery, Inc. Consolidated Balance Sheets Unaudited; in millions, except par value March 31, 2025 December 31, 2024 Assets Current assets: Cash and cash equivalents $ 3,868 $ 5,312 Receivables, net 4,664 4,947 Prepaid expenses and other current assets 4,250 3,819 Total current assets 12,782 14,078 Film and television content rights and games 18,821 19,102 Property and equipment, net 6,211 6,087 Goodwill 25,746 25,667 Intangible assets, net 31,033 32,299 Other noncurrent assets 7,086 7,327 Total assets $ 101,679 $ 104,560 Liabilities and equity Current liabilities: Accounts payable $ 1,008 $ 1,055 Accrued liabilities 9,899 10,438 Deferred revenues 1,600 1,569 Current portion of debt 2,779 2,748 Total current liabilities 15,286 15,810 Noncurrent portion of debt 34,647 36,757 Deferred income taxes 6,714 6,985 Other noncurrent liabilities 9,861 10,070 Total liabilities 66,508 69,622 Commitments and contingencies Redeemable noncontrolling interests 23 109 Warner Bros. Discovery, Inc. stockholders’ equity: Series A common stock: $0.01 par value; 10,800 and 10,800 shares authorized; 2,703 and 2,684 shares issued; and 2,473 and 2,454 shares outstanding 27 27 Preferred stock: $0.01 par value; 1,200 and 1,200 shares authorized, 0 shares issued and outstanding — — Additional paid-in capital 55,585 55,560 Treasury stock, at cost: 230 and 230 shares (8,244) (8,244) Accumulated deficit (12,692) (12,239) Accumulated other comprehensive loss (840) (1,067) Total Warner Bros. Discovery, Inc. stockholders’ equity 33,836 34,037 Noncontrolling interests 1,312 792 Total equity 35,148 34,829 Total liabilities and equity $ 101,679 $ 104,560 Q1 2025 Earnings Press Release | May 8, 2025 8

Warner Bros. Discovery, Inc. Consolidated Statements of Cash Flows Three Months Ended March 31, Unaudited; in millions 2025 2024 Operating Activities Net loss $ (449) $ (955) Adjustments to reconcile net income to cash provided by operating activities: Content rights amortization and impairment 3,145 3,827 Depreciation and amortization 1,547 1,888 Deferred income taxes (312) (399) Share-based compensation expense 123 101 Impairments and loss on dispositions 90 12 Other, net 17 10 Changes in operating assets and liabilities, net of acquisitions and dispositions: Receivables, net 288 (304) Film and television content rights, games, and production payables, net (2,846) (2,778) Accounts payable, accrued liabilities, deferred revenues and other noncurrent liabilities (1,026) (753) Foreign currency, prepaid expenses and other assets, net (24) (64) Cash provided by operating activities 553 585 Investing Activities Purchases of property and equipment (251) (195) Investments in and advances to equity investments (14) (53) Proceeds from sales and maturities of investments 11 — Proceeds from asset dispositions 66 — Other investing activities, net (7) 41 Cash used in investing activities (195) (207) Financing Activities Principal repayments of debt, including premiums and discounts to par value (3,665) (1,047) Borrowings from debt, net of discount and issuance costs 1,500 — Distributions to noncontrolling interests and redeemable noncontrolling interests (157) (130) Proceeds for noncontrolling interest in joint venture 601 — Borrowings under commercial paper program and revolving credit facility 695 2,200 Repayments under commercial paper program and revolving credit facility (695) (2,200) Other financing activities, net (174) (60) Cash used in financing activities (1,895) (1,237) Effect of exchange rate changes on cash, cash equivalents, and restricted cash 95 (74) Net change in cash, cash equivalents, and restricted cash (1,442) (933) Cash, cash equivalents, and restricted cash, beginning of period 5,416 4,319 Cash, cash equivalents, and restricted cash, end of period $ 3,974 $ 3,386 Q1 2025 Earnings Press Release | May 8, 2025 9

Reconciliation of Net (Loss) Income to Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization Three Months Ended March 31, Unaudited; in millions 2025 2024 Net loss available to Warner Bros. Discovery, Inc. $ (453) $ (966) Net (loss) income attributable to redeemable noncontrolling interests (4) 4 Net income attributable to noncontrolling interests 8 7 Income tax expense 15 136 Loss before income taxes (434) (819) Other (income) expense, net (82) 14 Loss from equity investees, net 7 48 Loss (gain) on extinguishment of debt 4 (25) Interest expense, net 468 515 Operating loss (37) (267) Depreciation and amortization 1,547 1,888 Impairment and amortization of fair value step-up for content 240 235 Restructuring and other charges 54 35 Employee share-based compensation 120 99 Transaction and integration costs 80 81 Impairments and loss on dispositions 90 12 Amortization of capitalized interest for content 6 17 Facility consolidation costs 5 2 Adjusted EBITDA(*) $ 2,105 $ 2,102 (*) A non-GAAP financial measure; see the section starting on page 12 titled Definitions & Sources for additional details Q1 2025 Earnings Press Release | May 8, 2025 10

WARNER BROS. DISCOVERY

Supplemental Data for Results of Operations

Three months ended March 31,	Consolidated		Supplemental Consolidating Data: Streaming & Studios		Global Linear Networks		Corporate		Consolidating Adjustments	
$ in millions	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
Distribution	$ 4,886	$ 4,985	$ 2,330	$ 2,190	$ 2,558	$ 2,797	$ —	$ —	$ (2)	$ (2)
Advertising	1,980	2,148	237	179	1,758	1,987	—	—	(15)	(18)
Content	1,866	2,558	1,611	2,404	380	264	—	—	(125)	(110)
Other	247	267	169	190	78	77	—	1	—	(1)
Total revenues	8,979	9,958	4,347	4,963	4,774	5,125	—	1	(142)	(131)
Costs of revenues (excluding depreciation & amortization)	5,131	6,058	2,762	3,594	2,457	2,497	21	12	(109)	(45)
Selling, general and administrative	2,194	2,232	1,134	1,099	655	635	416	514	(11)	(16)
Depreciation and amortization	1,547	1,888	541	701	907	1,105	99	82	—	—
Restructuring and other charges	54	35	7	13	16	11	31	11	—	—
Impairments and loss on dispositions	90	12	2	5	2	—	86	7	—	—
Total Costs and Expenses	9,016	10,225	4,446	5,412	4,037	4,248	653	626	(120)	(61)
Operating (loss) Income	$ (37)	$ (267)	$ (99)	$ (449)	$ 737	$ 877	$ (653)	$ (625)	$ (22)	$ (70)

Q1 2025 Earnings Press Release | May 8, 2025 11

2025 Outlook Warner Bros. Discovery, Inc. ("Warner Bros. Discovery", "WBD", the "Company", "we", "us", or "our" ) may provide forward-looking commentary in connection with this earnings announcement on its quarterly earnings conference call. Details on how to access the audio webcast are included below. Q1 2025 Prepared Earnings Remarks Conference Call Information In conjunction with this release, Warner Bros. Discovery will post a Shareholder Letter and host a conference call today, May 8, 2025 at 8:30 a.m. ET, to discuss its first quarter 2025 financial results. To access the Shareholder Letter and webcast of the earnings call, please visit the Investor Relations section of the Company's website at www.wbd.com. Cautionary Statement Concerning Forward-Looking Statements Information set forth in this communication contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties and on information available to Warner Bros. Discovery as of the date hereof. The Company’s actual results could differ materially from those stated or implied due to risks and uncertainties associated with its business, which include the risk factors disclosed in the Company's filings with the U.S. Securities and Exchange Commission, including but not limited to the Company’s most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements include, without limitation, statements regarding future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Warner Bros. Discovery expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Non-GAAP Financial Measures In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this communication may also contain certain non-GAAP financial measures, identified with an "(*)". Reconciliations between the non-GAAP financial measures and the closest GAAP financial measures are available in the financial schedules in this release and in the "Quarterly Results" section of the Warner Bros. Discovery, Inc. investor relations website at: https://ir.wbd.com. About Warner Bros. Discovery Warner Bros. Discovery is a leading global media and entertainment company that creates and distributes the world’s most differentiated and complete portfolio of branded content across television, film, streaming and gaming. Available in more than 220 countries and territories and 50 languages, Warner Bros. Discovery inspires, informs and entertains audiences worldwide through its iconic brands and products including: Discovery Channel, Max, discovery+, CNN, DC, TNT Sports, Eurosport, HBO, HGTV, Food Network, OWN, Investigation Discovery, TLC, Magnolia Network, TNT, TBS, truTV, Travel Channel, MotorTrend, Animal Planet, Science Channel, Warner Bros. Motion Picture Group, Warner Bros. Television Group, Warner Bros. Pictures Animation, Warner Bros. Games, New Line Cinema, Cartoon Network, Adult Swim, Turner Classic Movies, Discovery en Español, Hogar de HGTV and others. For more information, please visit www.wbd.com. Contacts Media Robert Gibbs Megan Klein (347) 268-3017 (310) 210-5018 robert.gibbs@wbd.com megan.klein@wbd.com Investor Relations Andrew Slabin Peter Lee (212) 548-5544 (212) 548-5907 andrew.slabin@wbd.com peter.lee@wbd.com Q1 2025 Earnings Press Release | May 8, 2025 12

Definitions and Sources for Warner Bros. Discovery, Inc. (1) Foreign Exchange Impacting Comparability: The impact of exchange rates on our business is an important factor in understanding period-to-period comparisons of our results. For example, our international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S. dollar strengthens relative to other foreign currencies. We believe the presentation of results on a constant currency basis (“ex-FX”), in addition to results reported in accordance with U.S. GAAP provides useful information about our operating performance because the presentation ex-FX excludes the effects of foreign currency volatility and highlights our core operating results. The presentation of results on a constant currency basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with U.S. GAAP. The ex-FX change represents the percentage change on a period-over-period basis adjusted for foreign currency impacts. The ex-FX change is calculated as the difference between the current year amounts translated at a baseline rate, which is a spot rate for each of our currencies determined early in the fiscal year as part of our forecasting process (the “2025 Baseline Rate”), and the prior year amounts translated at the same 2025 Baseline Rate. In addition, consistent with the assumption of a constant currency environment, our ex-FX results exclude the impact of our foreign currency hedging activities, as well as realized and unrealized foreign currency transaction gains and losses. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies. (2) Adjusted EBITDA: The Company evaluates the operating performance of its operating segments based on financial measures such as revenues and Adjusted EBITDA. Adjusted EBITDA is defined as operating income excluding: (i) employee share-based compensation, (ii) depreciation and amortization, (iii) restructuring and facility consolidation, (iv) certain impairment charges, (v) gains and losses on business and asset dispositions, (vi) third-party transaction and integration costs, (vii) amortization of purchase accounting fair value step-up for content, (viii) amortization of capitalized interest for content, and (ix) other items impacting comparability. The Company uses this measure to assess the operating results and performance of the segments, perform analytical comparisons, identify strategies to improve performance, and allocate resources to each segment. The Company believes Adjusted EBITDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes employee share-based compensation, restructuring, certain impairment charges, gains and losses on business and asset dispositions, and transaction and integration costs from the calculation of Adjusted EBITDA due to their impact on comparability between periods. Integration costs include transformative system implementations and integrations, such as Enterprise Resource Planning systems, and may take several years to complete. The Company also excludes the depreciation of fixed assets and amortization of intangible assets, amortization of purchase accounting fair value step-up for content (which is included in consolidated costs of revenues), and amortization of capitalized interest for content, as these amounts do not represent cash payments in the current reporting period. We prospectively updated certain corporate allocations at the beginning of 2025. The impact to prior periods was immaterial. (3) Free cash flow: The Company defines free cash flow as cash flow from operations less acquisitions of property and equipment. The Company believes free cash flow is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments, and return capital to stockholders. (4) Gross debt: The Company defines gross debt of $38.0 billion as total debt of $37.4 billion, plus finance leases of $535 million. The Company believes this measure is relevant to investors as it is a financial measure frequently used in evaluating a company's financial condition. (5) Net leverage: The Company defines net leverage as the calculation where net debt (gross debt of $38.0 billion, less cash, cash equivalents, and restricted cash of $3,974 million) is divided by the sum of the most recent four quarters Adjusted EBITDA of $9,035 million. The Company believes this measure is relevant to investors as it is a financial measure frequently used in evaluating a company's financial condition. (6) Streaming Subscriber: The Company defines a “Core Streaming Subscription” as: (i) a retail subscription to discovery+, HBO, HBO Max, Max, or a Premium Sports Product (defined below) for which we have recognized subscription revenue, whether directly or through a third party, from Streaming platform; (ii) a wholesale subscription to discovery+, HBO, HBO Max, Max, or a Premium Sports Product for which we have recognized subscription revenue from a fixed-fee arrangement with a third party and where the individual user has activated their subscription; (iii) a wholesale subscription to discovery+, HBO, HBO Max, Max, or a Premium Sports Product for which we have recognized subscription revenue on a per subscriber basis, including third-party services that host a branded environment of discovery+, HBO, HBO Max, Max, or a Premium Sports Product for which we have recognized subscription revenue on a per subscriber basis; (iv) a retail or wholesale subscription to an independently-branded, regional product sold on a stand-alone basis that includes discovery+, HBO, HBO Max, Max, and/or a Premium Sports Product, for which we have recognized subscription revenue (as per (i) – (iii) above); and (v) users on free trials who convert to a subscription for which we have recognized subscription revenue within the first seven days of the calendar month immediately following the month in which their free trial expires. The Company defines a “Premium Sports Product” as a strategically prioritized, sports-focused product sold on a stand-alone basis and made available directly to consumers. The current “independently-branded, regional products” referred to in (iv) above consist of TVN/Player and BluTV. Subscribers to multiple WBD Streaming products (listed above) are counted as a paid subscriber for each individual WBD streaming product subscription. We may refer to the aggregate number of Core Streaming Subscriptions as “subscribers”. The reported number of “subscribers” included herein and the definition of “Streaming Subscription” as used herein excludes: (i) individuals who subscribe to Streaming products, other than discovery+, HBO, HBO Max, Max, a Premium Sports Product, and independently-branded, regional products (currently consisting of TVN/Player and BluTV), that may be offered by us or by certain joint venture partners or affiliated parties from time to time; (ii) a limited number of international discovery+ subscribers that are part of non-strategic partnerships or short-term arrangements as may be identified by the Company from time to time; (iii) domestic and international Cinemax subscribers, and international basic HBO subscribers; and (iv) users on free trials except for those users on free trial that convert to a Streaming Subscription within the first seven days of the next month as noted above. Domestic subscriber - We define a Domestic subscriber as a subscription based either in the United States of America or Canada. International subscriber - We define an International subscriber as a subscription based outside of the United States of America or Canada. Q1 2025 Earnings Press Release | May 8, 2025 13

Definitions and Sources for Warner Bros. Discovery, Inc. (Continued (7) Streaming & Studios Division: In December 2024, we announced that our board of directors had authorized the Company to implement a new corporate structure designed to enhance our strategic flexibility and create potential opportunities to unlock shareholder value. Under the new corporate structure, the Company will serve as the parent company for two distinct operating divisions: Streaming & Studios and Global Linear Networks. In the first quarter of 2025, we renamed our Direct-to-Consumer reportable segment to Streaming and our Networks reportable segment to Global Linear Networks. There were no changes to our reportable segments or the composition of our reportable segments as a result of these changes. The Streaming & Studios division includes our Streaming and Studios reportable segments and eliminations between those two reportable segments. (8) Subscriber-related revenues: The Company defines subscriber-related revenues as the sum of distribution and advertising revenues in the Streaming segment. The Company uses subscriber-related revenues to monitor and evaluate the Company's streaming revenue performance. The Company believes this measure is relevant to investors as it highlights the revenue generation tied to the Company's streaming products. (9) ARPU: The Company defines Streaming Average Revenue Per User ("ARPU") as total subscription revenue plus net advertising revenue for the period divided by the daily average number of paying subscribers for the period. Where daily values are not available, the sum of beginning of period and end of period divided by two is used. Excluded from the ARPU calculation are: (i) Revenue and subscribers for Streaming products, other than discovery+, HBO, HBO Max, Max, a Premium Sports Product, and independently-branded, regional products (currently consisting of TVN/Player and BluTV), that may be offered by us or by certain joint venture partners or affiliated parties from time to time; (ii) A limited amount of international discovery+ revenue and subscribers that are part of non- strategic partnerships or short-term arrangements as may be identified by the Company from time to time; (iii) Cinemax, Max/HBO hotel and bulk institution (i.e., subscribers billed on a bulk basis), and international basic HBO revenue and subscribers; and (iv) Users on free trials who convert to a subscription for which we have recognized subscription revenue within the first seven days of the calendar month immediately following the month in which their free trial expires. Please refer to the Trending Schedules and Non-GAAP Reconciliations posted in the "Quarterly Results" section of the Company's investor relations website (https://ir.wbd.com) for the full reconciliation of net leverage. Numbers presented in the following materials are on a rounded basis using actual amounts. Minor differences in totals and percentages may exist due to rounding. Source: Warner Bros. Discovery, Inc. Q1 2025 Earnings Press Release | May 8, 2025 14